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                                                                     EXHIBIT 5.1

                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

             TELEPHONE:  617-439-2000          FACSIMILE:  617-973-9748

CAPE COD OFFICE                                               DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS

                                November 12, 1999


Eldorado Bancshares, Inc.
24012 Calle de la Plata, Suite 340
Laguna Hills, CA  92653

Gentlemen/Ladies:

                Reference is made to the registration statement on Form S-8 (the "Registration Statement") which Eldorado Bancshares, Inc. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to
(i) an aggregate of 200,000 shares of Company common stock, $0.01 par value (the "Common Stock"), issuable pursuant to the Company's 1999 Stock Option Plan for Non-Employee Directors (the "Plan"), and (ii) an indeterminate number of shares of Common Stock which may be issued or become issuable under the Plan, by reason of stock dividends, stock splits or other recapitalizations executed hereafter (collectively, the "Option Shares").

                We acted as legal counsel for the Company in connection with the adoption of the Plan, are familiar with the Company's Certificate of Incorporation, as amended to date, and By-laws, and have examined such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

                1. When issued and paid for in compliance with the terms of the Plan, the 200,000 Option Shares will be duly and validly issued, fully paid and non-assessable; and

                2. The additional Option Shares which may become issuable by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the Plan and upon compliance with the applicable provisions of law and of the Company's Certificate of Incorporation, as amended and restated to date, and By-laws, will be duly and validly issued, fully paid and non-assessable.

                We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid Option Shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                      Very truly yours,


                                      /s/ Nutter, McClennen & Fish, LLP

                                      Nutter, McClennen & Fish, LLP